EXHIBIT 99.2
JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: _____/s/Andrew Prodromos_______________ Name: Andrew Prodromos Title: Attorney-in-Fact	Date: _______07/09/2026 ____
INSIGHT VENTURE ASSOCIATES X, LTD. By: _____/s/Andrew Prodromos_______________ Name: Andrew Prodromos Title: Authorized Officer	Date: _______07/09/2026 ____
INSIGHT VENTURE ASSOCIATES X, L.P. By: Insight Venture Associates X, Ltd., its general partner By: _____/s/Andrew Prodromos_______________ Name: Andrew Prodromos Title: Authorized Officer	Date: _______07/09/2026 ____

INSIGHT VENTURE PARTNERS X, L.P.
By:
By:         Insight Venture Associates X, Ltd., its general partner
Insight Venture Associates X, L.P., its general partner

By:
_____/s/Andrew Prodromos_______________
Name:
Andrew Prodromos
Title:
Authorized Officer
Date: _______07/09/2026 ____
INSIGHT VENTURE PARTNERS (CAYMAN) X, L.P.
By:
Insight Venture Associates X, L.P., its general partner
By:
Insight Venture Associates X, Ltd., its general partner
By:
_____/s/Andrew Prodromos_______________
Name:
Andrew Prodromos
Title:
Authorized Officer
Date: _______07/09/2026 ____
INSIGHT VENTURE PARTNERS (DELAWARE) X, L.P.
By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd., its general partner

By:              /s/Andrew Prodromos_____________
Name: Andrew Prodromos
Title: Authorized Officer

INSIGHT VENTURE PARTNERS X (CO-INVESTORS), L.P.
By:
By:         Insight Venture Associates X, Ltd., its general partner
Insight Venture Associates X, L.P., its general partner
By:
_____/s/Andrew Prodromos_______________
Name:
Andrew Prodromos
Title:
Authorized Officer
Date: _______07/09/2026 ____ Date: _______07/09/2026 ____